[***] = Certain information that has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. EXECUTION COPY OFB 3/29/18 Rev 9/2022 Revolving Credit Agreement (SWAP) 314257220v.2 / 111330.000015 314257220v.5 314257220v.7 314257220v.10 REVOLVING CREDIT AGREEMENT THIS REVOLVING CREDIT AGREEMENT (this “Credit Agreement” or “Agreement”) made this 5th day of November, 2024 (the “Effective Date”), by and between AFV Management Advisors, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”) and Canoo Inc., a Delaware corporation with principal executive offices located at 15520 Highway 114, Suite 2C, Justin, Texas 76247 (the “Borrower”). WITNESSETH: WHEREAS, the Borrower wishes to obtain a revolving credit facility from Lender, and WHEREAS, upon the terms and subject to the conditions set forth herein, the Lender is willing to establish on its books and records a revolving credit facility pursuant to which Lender will make loans and advances to Borrower in an aggregate amount not to exceed $12,000,000.00. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. PARTICULAR TERMS AND DEFINITIONS. (a) As used in this Agreement, the following terms shall have the respective meanings indicated opposite each of them: “Advances” means extensions of credit under the Revolver Loan. “Affiliate” of a Person means (i) any Person controlling, controlled by or under common control with such named Person; (ii) any officer, director or employee of such named Person or any Affiliate of the named Person; and (iii) any family member of the named Person or any Affiliate of such named Person. “Availability Amount” refers at any time to an amount equal to the following: (1) the lesser of (x) the lesser of the Maximum Revolver Loan Availability, or (y) the Borrowing Base, as determined by Lender in its good faith and reasonable discretion from time to time; minus (2) the aggregate amount of all outstanding Advances made under the Revolver Loans immediately prior to any such Advance is then made, minus (3) any other financial accommodations established by the Lender in favor of, or on behalf of, the Borrower under the Revolver Loans, of which notice by the Lender in writing has been provided to the Borrower. “Bentonville Property” means the real property and improvements thereon located at [***]. “Bentonville Lease” means that certain Lease Agreement dated [***]. “Borrower’s Knowledge” and any derivation thereof, shall mean the actual (and not implied) knowledge of the Borrower Knowledge Group, existing on the date of this Credit Agreement, without due inquiry or investigation.

EXECUTION COPY 2 Revolving Credit Agreement 314257220v.10 “Borrower Knowledge Group” shall mean any of Anthony Aquila, Ramesh Murthy, Kunal Bhalla and Sean Yan. “Borrower Security Agreement” means the Security Agreement of even date herewith, together with any similar instrument now or hereafter executed by the Borrower granting the Lender, for the benefit of the Secured Parties, a security interest in any Collateral to secure the Loan, the Note and any other Obligations. “Borrowing Base” means, on any date of determination thereof, the sum of (i) fifty-seven percent (57%) of the aggregate cash on deposit in the LC Collateral Account; provided, however, in the event Borrower or Lender receives notice or becomes aware that the proceeds of the L/C Collateral Account are unlikely to be released to the Borrower within ninety (90) days from the date of the Initial Advance, the L/C Collateral Account funds will be removed from the Borrowing Base, plus (ii) fifty percent (50%) multiplied by the lesser of (a) Borrower’s cost basis in the Equipment pledged as Collateral, or (b) of the aggregate fair market liquidation value of the Equipment, as determined by the Lender in its good faith and reasonable discretion, but which as of the Effective Date is estimated to be $16,000,000.00. “Chattel Paper” has the same meaning as the definition of “chattel paper” as contained in the UCC, and shall also mean and include all writing or writings which evidence both a money obligation and a security interest in, or a sale or a lease of, specific Equipment, in all of the above cases, whether now owned or existing or whether hereafter existing, created or acquired. “Collateral” shall mean (i) the Equipment owned by Borrower or its Subsidiaries to the extent set forth on Exhibit A attached to the Security Agreement, (ii) the LC Collateral Account, together with all interest, cash, substitutions, replacements, and other rights with respect thereto and all other property received in respect thereof or in exchange therefor and all proceeds of any of the foregoing; and (iii) together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (a) all accounts, contract rights, chattel paper (whether electronic or tangible), instruments, promissory notes, documents, general intangibles, payment intangibles and other rights to payment of every kind now or at any time hereafter arising out of any such sale, lease, collection, exchange or other disposition of any of the foregoing, (b) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and (c) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing. “Committed Additional Advance” shall mean an Advance (or multiple Advances in an aggregate amount) equal to $2,000,000.00, to be funded following the Initial Advance in accordance with the terms hereof, as and when requested by the Borrower, such Committed Additional Advance to used by Borrower for payment of company expenses strictly in accordance with the Budget attached as Schedule 1(a). “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. [***] “CTI Sub” means Canoo Technologies Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Borrower.

EXECUTION COPY 3 Revolving Credit Agreement 314257220v.10 “Equipment” has the same meaning as the definition of “equipment” in the UCC, together with personal property, fixtures, machinery and equipment, handling and delivery equipment, cranes and hoisting equipment, office machines and equipment, in all cases above, of every nature and description and whether affixed to realty or not and whether presently owned by Borrower or hereafter acquired, and wherever located. “Financial Statements” shall mean statements of the assets, liabilities (direct or contingent), income and expenses of the Borrower prepared in accordance with generally accepted accounting principles. “Grid Promissory Note” means the revolving credit promissory note in the form of Exhibit A attached hereto to be made and delivered by the Borrower to the Lender concurrently with this Agreement to evidence the Revolver Loan. “Initial Advance” means a cash Advance equal $3,855,322.00 to be used to repay in full the principal of and all accrued interest on the October 18 Loan, October 21 Loan, October 30 Loan, and November 1 Loan. “Instruments” has the same meaning as the definition of “instrument” as contained in the UCC, and also means and includes a negotiable instrument or a security, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of the type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment, in all of the above cases, whether now owned or existing or whether hereafter existing, created or acquired. “LC Collateral Account” shall mean the cash deposit account number ******9786 held at Silicon Valley Bank currently securing Borrower’s obligations to Silicon Valley Bank in connection the SVB Letter of Credit. “Lease” means that certain Lease dated April 7, 2023 by and between Lender, as landlord, and Borrower, as tenant, with respect to the real property and improvements located at the Oklahoma Property. “Loan” means the Revolver Loan. “Loan Documents” shall mean the Note, this Agreement, the Borrower Security Agreement, the Subsidiary Security Agreement. the Account Pledge and Security Agreement, the Subsidiary Guaranty, and all other related documents required by the Lender in connection with the Loan or the other Obligations, all as the same may hereafter be modified, extended, amended, replaced and/or restated from time to time. “Maximum Revolver Loan Availability” means an aggregate principal amount not to exceed Twelve Million and No/00 Dollars ($12,000,000.00) at any one time. “Note” shall mean the Grid Promissory Note, as the same may hereafter be modified, extended, amended, replaced and/or restated from time to time. “Obligations” shall mean the Loan, the Note and other indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender, or any other Person required to be indemnified, that arises under this Agreement or any other Loan Document, whether or not

EXECUTION COPY 4 Revolving Credit Agreement 314257220v.10 for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, mortgage, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now exiting or hereafter arising and however acquired, including all interests, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding. “October 18 Loan” means that certain $850,000.00 loan made by Lender to Borrower pursuant to that certain Unsecured Grid Promissory Note dated October 18, 2024 by and between AFVMA and Borrower (the “Unsecured Grid Note”). “October 21 Loan” means that certain $270,000.00 loan made by Lender to Borrower on October 21, 2024 pursuant to the Unsecured Grid Note. “October 30 Loan” means that certain $2,000,000.00 loan made by Lender to Borrower on October 30, 2024 pursuant to the Unsecured Grid Note. “Oklahoma Property” shall mean the real property and improvements located at 9528 W I-40 Service Road Oklahoma City, Oklahoma and occupied by the Borrower pursuant to the Lease. “November 1 Loan” means that certain $725,000.00 loan made by Lender to Borrower on November 1, 2024 pursuant to the Unsecured Grid Note. “Person” shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization. “Pledged Account Control Agreement” shall mean a control agreement by and among the Lender, Borrower, and Silicon Valley Bank with respect to the LC Collateral Account, in form and substance acceptable to the Lender. “Revolving Credit Period” shall mean the period from and including the date of this Agreement to but not including the Termination Date. “Revolver Loan” means a revolving loan facility made by Lender as provided in Section 2(a) below in an aggregate amount not to exceed the Maximum Revolver Loan Availability at any one time. “SEC Documents” shall mean, collectively, the reports, schedules, forms, proxy statements, statements and other documents filed by the Borrower with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the twenty-four (24) calendar months prior to the date hereof, together with all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein. “Secured Parties” shall mean, collectively, the Lender and any other holder of any Obligation. “Subsidiary” means any significant subsidiary as defined in Rule 405 of the Exchange Act.

EXECUTION COPY 5 Revolving Credit Agreement 314257220v.10 “Subsidiary Guaranty” means that certain Unconditional Guaranty of even date herewith, made by CTI Sub in favor of Lender. “Subsidiary Security Agreement” means the Security Agreement of even date herewith, together with any similar instrument now or hereafter executed by CTI Sub granting the Lender, for the benefit of the Secured Parties, a security interest in any Collateral to secure the Loan, the Note and any other Obligations. “SVB Letter of Credit” means that certain Irrevocable Standby Letter of Credit No. [***], originally issued by Silicon Valley Bank to [***], as beneficiary, in respect of [***]. “Termination Date” means the earlier to occur of (i) one (1) year from the Initial Advance, (ii) the date upon which the Revolver Loans are accelerated in accordance with the terms of the Loan Documents, (iii) the Borrower having obtained a cumulative aggregate of other debt and/or equity financing in the amount of $150,000,000.00 (calculated from October 17, 2024), and (iv) ninety (90) days following the date Anthony Aquila ceases to be the Chief Executive Officer or Executive Chairman of the Borrower, other than as a result of termination for cause or his voluntary resignation, unless such resignation by Mr. Aquila follows a determination by the Board of Directors that a material conflict of interest exists and the Board of Directors requests such resignation in the absence of a factual basis for termination for cause. “UCC” means the Uniform Commercial Code (or any successor statute) in force and effect in the State of New York from time to time. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the UCC. (b) Certain other capitalized terms are defined in later Sections of this Agreement or in the Note or Loan Documents. 2. TERMS OF THE LOAN. (a) Subject to the terms hereof, the Lender shall establish upon its books and records for the benefit of Borrower a revolving credit facility in the amount of the Maximum Revolver Loan Availability. The Lender agrees, on the terms and conditions hereinafter set forth, to lend and make Advances under the Revolver Loan to Borrower from time to time during the Revolving Credit Period in amounts such that the aggregate principal amount of the Advances at any one time outstanding will not exceed the lesser of (i) the Maximum Revolver Loan Availability, and (ii) the Borrowing Base. The Lender hereby covenants and agrees to fund (x) the Initial Advance on or about the Effective Date, and (y) the Committed Additional Advance, as and when requested by the Borrower in accordance with the terms of this Agreement. Subject to the terms of this Agreement, Borrower may borrow, prepay and reborrow Advances at any time during the Revolving Credit Period. (b) Borrower shall execute and deliver to Lender, on the date hereof, a promissory note in the form of Exhibit A attached hereto and made a part hereof (the “Grid Promissory Note”), which Grid Promissory Note, in addition to the records of Lender, shall evidence the Advances and interest accruing thereon. Interest shall accrue on the outstanding principal balance of the Revolver Loan in accordance with the terms of the Grid Promissory Note. (c) All outstanding principal amounts and accrued interest under the Grid Promissory Note shall be due and payable in accordance with the terms of the Grid Promissory Note and this Agreement.

EXECUTION COPY 6 Revolving Credit Agreement 314257220v.10 (d) All of the Loan Documents are hereby made a part of this Agreement to the extent and with the same effect as if fully set forth herein. (e) The proceeds of the Revolver Loan shall be used by the Borrower for working capital purposes (including to pay accrued interest on any Advance) or as otherwise approved by Lender in its sole discretion. (f) Borrower shall give Lender irrevocable telephonic notice of each proposed Advance not later than 11:00 a.m. Central time at the office of the Lender first set forth above two (2) Business Days prior to each proposed Advance. Notices received after 11:00 a.m. Central time at the office of the Lender shall be deemed received on the next business day. Lender’s acceptance of such a request for an Advance (an “Advance Request”) shall be indicated by its making the Advance requested. Such an Advance shall be made available to Borrower in immediately available funds by deposit into Borrower’s account No. [***] maintained at Wells Fargo Bank, N.A. (g) The Borrower shall provide a signed written Advance Request in form reasonably satisfactory to Lender, which Advance Request shall be irrevocable and shall be delivered to the Lender in accordance with Subsection (f) above and shall (1) set forth the calculation of the Borrowing Base and a reconciliation to the previous Advance Request or Borrowing Base Certificate, (2) provide description in reasonable detail of the proposed uses of the proceeds of such Advance, and (3) provide such information as the Lender may reasonably require; provided, however, after the Initial Advance, (i) the making of the Committed Additional Advance shall be subject to Lender’s good faith discretion that the request for such Committed Additional Advance is consistent with the Budget, and (ii) any additional Advances (other than the Committed Additional Advance) shall be subject in all respects to approval by the Lender of the proposed uses of the proceeds so requested, in the Lender’s sole discretion. (h) Lender shall have no obligation to Borrower to honor any deemed Advance Request under Subsection (e) or Subsection (f) above, during the continuance of an Event of Default, after the Termination Date, or when the proposed Advance, when added to the aggregate outstanding principal amount of all Advances would exceed the lesser of the Maximum Revolver Loan Availability and the Borrowing Base or when any condition precedent in Section 4 hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Event of Default. (i) Notwithstanding anything set forth herein to the contrary, Lender may, in its sole and absolute discretion, make or permit to remain outstanding Advances which, when added to the principal amount of all other Advances, exceed the Maximum Revolver Loan Availability or the Borrowing Base, and all such amounts shall (i) be part of the Obligations evidenced by the Grid Promissory Note, (ii) bear interest as provided herein, (iii) be payable upon demand by Lender, and (iv) be secured by the Collateral and be entitled to all rights and security as provided under the Loan Documents. (j) If Lender provides Borrower with a statement of account on a periodic basis, such statement (absent manifest error) will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to in detail by Borrower in writing within 30 days from the date upon which the statement of account is sent. (k) Lender may terminate this Agreement and its commitment to make Advances under the Revolver Loan at any time, without notice, upon or after the occurrence of an Event of Default.

EXECUTION COPY 7 Revolving Credit Agreement 314257220v.10 3. INTEREST RATE; REPAYMENT. (a) Interest Rate. (i) Interest on outstanding Advances shall accrue at a per annum rate equal to the Index plus six percent (6.00%) (the “Margin”). The interest rate on this Agreement is subject to change from time to time based on changes in an independent index (the “Index”) which is the Term SOFR Reference Rate for a tenor comparable to the Interest Period as administered by CME Group Benchmark Administration Limited, or such other administrator as Lender may determine from time to time (the “Administrator”), as published by the Administrator, two (2) U.S. Government Securities Business Days prior to the date of initial disbursement of the Loan or the start of each Interest Period, as applicable; provided, however, that if as of 5:00 p.m. (New York City time) on any date of determination the Term SOFR Reference Rate for the applicable tenor has not been published by the Administrator and the Term SOFR Reference Rate has not been replaced as the Index, then the Index will be the Term SOFR Reference Rate for such tenor as published by the Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such date of determination. (ii) The first interest period (“Interest Period”) shall begin on the date of the Initial Advance (the “Advance Date”) and end on (but excluding) the next succeeding Payment Date, and thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Payment Date (before any adjustment for a day that is not a U.S. Government Securities Business Day), provided, (i) any Interest Period that would otherwise end on (but exclude) a day which is not a U.S. Government Securities Business Day shall not be extended to the next succeeding U.S. Government Securities Business Day; and (ii) any Interest Period that would otherwise extend past the Maturity Date (as defined hereafter) shall end on the Maturity Date. (iii) “Term SOFR Reference Rate” means the rate per annum determined by Lender as the forward-looking term rate based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor thereof). “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday, (iii) a day on which the Securities Industry and Financial Markets Association (or a successor thereof) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well. Interest on this Agreement shall be calculated on the basis of a 360 day year and charged for the actual number of days elapsed in an interest calculation period; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding during the interest calculation period. All interest payable under this Agreement shall be computed using this method. The index as of the date of this Agreement is the one month Term SOFR Reference Rate as aforesaid as of the date of this Agreement. (iv) Notwithstanding any other provision of this Agreement, if Lender shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that (i) the then current Index cannot be determined pursuant to the definition thereof, or (ii) the

EXECUTION COPY 8 Revolving Credit Agreement 314257220v.10 then current Index does not adequately and fairly reflect the cost to Lender of funding the Loan, or (iii) it is unlawful for Lender to make or maintain the Loan evidenced hereby as the then current Index based loan as contemplated by this Agreement, Lender shall give prompt written notice thereof to Borrower and after the giving of such notice, the then current Index shall be replaced with an alternative or successor rate or index chosen by Lender in its reasonable discretion. (v) If for any reason Lender determines (which determination shall be conclusive and binding absent manifest error) that: (i) the circumstances described in the immediately preceding paragraph above have arisen and that such circumstances are unlikely to be temporary; (ii) the then current Index is no longer a widely recognizable benchmark rate for newly originated commercial loans in the United States; (iii) the applicable supervisor or administrator (if any) of the then current Index or any Relevant Governmental Body having or purporting to have jurisdiction over Lender has made a public statement identifying a specific date after which the then current Index shall no longer be used for determining interest rates for commercial loans in the United States; (iv) there has occurred a public statement or publication of information by the administrator of the then current Index that it has ceased or will cease to provide all such Index (or component thereof), permanently or indefinitely; or (v) there has occurred a public statement by the regulatory supervisor for the administrator of the then current Index or any Relevant Governmental Body having jurisdiction over Lender announcing that such Index is no longer representative or may no longer be used, then, in any such case, Lender may designate a Replacement Rate (as defined below) that Lender may thereafter elect to implement to replace the then current Index, and if so implemented, any reference to the Index shall thereafter be deemed to refer to the Replacement Rate; provided, however, that until such Replacement Rate is designated by Lender, the then current Index shall be replaced as set forth in the immediately preceding paragraph above. For purposes of this paragraph, the following terms will have the following meanings: “Index Adjustment” means, with respect to any replacement of the then current Index with a Replacement Rate, a spread adjustment, or method for calculating or determining such adjustment, (which may be a positive or negative value or zero) that is the then customary conversion methodology used by Lender and generally consistent with a methodology that has been selected or recommended by a Relevant Governmental Body for the Replacement Rate. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Lender of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Lender of New York, or any successor thereto. “Replacement Rate” shall be equal to: (i) a reference rate which is then generally being implemented by commercial lenders as a replacement for the then current Index, and that gives due consideration to (A) the then prevailing or evolving market conventions for determining a variable rate of interest for similar loans in the United States and (B) the alternative reference rate and adjustments selected or recommended by a Relevant Governmental Body; (ii) as adjusted by any applicable Index Adjustment implemented at such time; provided, however, that if the Replacement Rate determined as provided above shall ever be less than zero percent (0.00%), then the Replacement Rate shall be deemed to be zero percent (0.00%). Lender will provide reasonable notice to Borrower of such replacement rate and the effective date of such rate after notifying Borrower such substitute index and spread adjustment will thereafter be the “Index” for purposes hereof without any further action by Borrower or any other entity or person.

EXECUTION COPY 9 Revolving Credit Agreement 314257220v.10 If the adoption of or any change in any applicable law or regulation or in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof, shall (i) subject Lender to any tax of any kind whatsoever with respect to the current Index based loan made by it, or change the basis of taxation of payments to Lender in respect thereof (except for changes in the rate of tax on the overall net income of Lender); (ii) impose, modify, or hold applicable, any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in, or for the account of, advances, loans, or other extension of credit (including participations therein) by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the current Index; or (iii) shall impose on such Lender any other condition; and the result of any of the foregoing is to materially increase the cost to Lender of making or maintaining the Loan evidenced hereby as an Index based loan, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay Lender, upon its demand, any additional amounts necessary to compensate Lender for such additional costs or reduced amount receivable which Lender reasonably deems to be material as determined by Lender, with respect to this Agreement. A certificate as to any additional amounts payable pursuant to this paragraph submitted by Lender to Borrower shall be presumptive evidence of such amounts owing. Lender agrees to use reasonable efforts to avoid, or to minimize, any amounts which might otherwise be payable pursuant to this paragraph, provided, however, that such efforts shall not cause the imposition on Lender of any additional costs or legal regulatory burdens deemed by Lender in good faith to be material. In the event of (a) the payment of any principal of the Loan other than on the last day of the Interest Period applicable thereto (including as a result of default hereunder) or (b) the failure to borrow or prepay the Loan on the date specified in any notice delivered to Lender, then, in any such event, Borrower shall compensate Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this paragraph shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within ten days after receipt thereof. Further, notwithstanding the foregoing, if the Borrower and Lender have entered into an interest rate swap or other hedging instrument in connection with the loan evidenced by this Agreement, then the replacement rate, adjustment thereto and timing of such replacement set forth in the hedging instrument will replace the Index. (b) Payments. (i) With respect to each Advance, the Borrower shall pay to the Lender accrued interest only in consecutive monthly payments on the 2nd Friday of the month following the date of such Advance and continuing on the 2nd Friday of each month thereafter (each a “Payment Date”) until the earlier to occur of (i) one hundred twenty (120) days after the making of any such Advance, and (ii) the Termination Date, whereupon all outstanding principal and accrued interest with respect to any such Advance shall be repaid in full. All outstanding principal, interest, fees and other charges owing under the Loan shall be due and payable to the Lender on the Termination Date. All payments shall be made at the Lender’s office set forth above or such other place as the Lender may from time to time specify in writing, in lawful currency of the United States of America, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. (ii) If this Agreement or any payment due under this Agreement becomes due on a day which is not a U.S. Government Securities Business Day (as defined above), the due date of this

EXECUTION COPY 10 Revolving Credit Agreement 314257220v.10 Agreement or such payment shall be extended to the next succeeding U.S. Government Securities Business Day, however such extension of time shall not be included in computing interest and fees in connection with such payment. (iii) All payments shall be applied first to the payment of all fees, expenses and other amounts due the Lender (excluding principal and interest), to the extent reimbursable hereunder, then to accrued and unpaid interest and the balance, if any, on account of outstanding principal; provided, however, that after an Event of Default (as hereinafter defined) or demand, payments will be applied to the obligations of the Borrower to the Lender as the Lender determines in its sole discretion. (iv) Notwithstanding anything to the contrary contained herein, upon the termination of the SVB Letter of Credit and/or the release of the cash proceeds of the LC Collateral Account to the Borrower, the Borrower shall promptly remit such proceeds to the Lender, which proceeds shall be applied by the Lender first to repay the cash amount of the Initial Advance, second to repayment of all other Advances then outstanding (unless such requirement is waived in writing by Lender), third to Lender and its Affiliates for any amounts outstanding under the Credit Agreement or otherwise (including, without limitation, the amounts listed on Schedule 3(b)(iv)), fourth to payment of all obligations required to be paid pursuant to the Budget then in effect, and finally, all remaining amounts, if any, shall be returned to the Borrower. (c) Prepayment. Borrower may prepay the Loan without penalty or premium in whole or in part at any time. (d) Mandatory Repayment. If, at any time, the aggregate principal amount of all Advances made and outstanding under the Revolver Loans shall exceed the Availability Amount, the Borrower shall promptly, and in no later than two (2) business days following such determination, repay so much of the outstanding principal balance, together with accrued interest on the portion of principal so repaid, as shall be necessary in order that the unpaid principal balance of all Advances outstanding under the Revolver Loan, after giving effect to such repayments, shall not be in excess of the Availability Amount. Any such prepayment will, at the option of the Lender, be applied first to accrued interest and costs, if any, to the date of the prepayment, and third to the outstanding principal due under the Revolver Loan. 4. CONDITIONS PRECEDENT. The Lender shall not be obligated to make, and the Borrower shall not be entitled to receive, any Revolver Loan or Advance hereunder, unless and until all of the following conditions precedent shall have been satisfied: (a) In addition to any other requirement set forth in this Agreement, Lender will not make the Initial Advance or the Committed Additional Advance under the Revolver Loan unless and until the following conditions shall have been satisfied: (i) the Borrower shall have delivered or caused to be delivered to the Lender, each of the Loan Documents, in form and substance satisfactory to the Lender, executed by the Borrower, as applicable; and (ii) the Borrower shall have delivered or caused to be delivered to the Lender, a satisfactory Borrowing Base Certificate (as hereinafter defined) duly completed by Borrower, together with all supporting statements, schedules and reconciliations as reasonably required by Lender.

EXECUTION COPY 11 Revolving Credit Agreement 314257220v.10 (b) In addition to any other requirement set forth in this Agreement, Lender will not be required to make an Advance (other than the Initial Advance and the Committed Additional Advance) under the Revolver Loan unless and until the following conditions shall have been satisfied, in the Lender’s good faith discretion and each Advance Request shall be deemed to be a representation that all such conditions have been satisfied: (i) Borrower shall have delivered to Lender an Advance Request and such other information as Lender may reasonably request, but which shall include, without limitation a detailed proposed uses of Advance proceeds consistent with the budget attached hereto as Schedule 1(a) (the “Budget”); provided, that the Borrower and Lender agree to engage in good faith discussions to update the Budget after the Effective Date; provided further, that the Budget will not be updated in any manner which would require Borrower to pay Lender or its Affiliates for any amounts outstanding pursuant to any agreement other than the Credit Agreement prior to December 15, 2024, provided that the Budget may be updated at any time after November 15, 2024 to require Borrower to pay Lender or its Affiliates for any lease rental arrears on a basis that is proportionate (measuring amounts paid to existing rental obligations then due) to the rate at which the Borrower then pays unaffiliated owners of properties which it leases. (ii) No Event of Default shall have occurred and be continuing or will result from the making of the Advance in question and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Lender an officer’s certificate to such effect, which may be incorporated in the Advance Request. (iii) All representations and warranties made by Borrower herein or otherwise in writing in connection herewith shall be true and correct in all material respects (or if qualified by “materiality” “Material Adverse Affect” or similar language, in all respects (after giving effect to such qualification)) with the same effect as though the representations and warranties had been made on and as of the date of the proposed Advance. (iv) The proposed Advance shall not cause the outstanding principal balance of the Revolver Loan to exceed the lesser of the Maximum Revolver Loan Availability and the Borrowing Base. If Borrower is required to deliver a written Advance Request, Lender shall have received documentation in form and substance to calculate and verify the Borrowing Base. (v) Borrower shall have delivered such further documentation or assurances as Lender may reasonably require, including, without limitation, written confirmation in form and substance acceptable to the Lender that (i) Borrower’s Board of Directors have approved the Loan Documents (including the Budget), and (ii) Borrower’s Board of Directors shall have commenced specified agreed- upon budgetary restrictions on spending, which shall include, without limitation, (a) reductions in cash compensation of Borrower’s senior executive management and Board of Directors fees (including with respect to individual executives who are Affiliates of the Lender), with such reductions (i) commencing no later than the payroll period during with the Initial Advance is made, and (ii) to limit Borrower’s senior executives’ cash compensation to no more than $300,000.00 annually, and (b) a reduction-in-force with respect to both salaried and hourly employees. 5. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants as follows: (a) Each of the Borrower and its “Subsidiaries” is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated. The Borrower has all requisite power and authority to own and operate its properties and assets and to carry on its business as

EXECUTION COPY 12 Revolving Credit Agreement 314257220v.10 presently conducted. Each of the Borrower and its Subsidiaries is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, financial condition or results of operation of the Borrower and its Subsidiaries taken as whole or the ability of the Borrower to perform its obligations under the Loan Documents (a “Material Adverse Effect”). (b) The Borrower has all requisite corporate power and authority to execute and deliver this Agreement, the schedules and exhibits attached hereto, the Loan Documents and any other documents or agreements explicitly contemplated hereunder, and to carry out and perform its obligations under the terms of the Loan Documents. (c) The execution, delivery, and performance of each Loan Document by the Borrower has been duly authorized by all requisite action on the part of the Borrower and each Loan Document constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Enforceability Exceptions”). (d) Except for any Current Report on Form 8-K, or any required filing or notification with the applicable rules and regulations of the Nasdaq Stock Market LLC or any successor entity (the “Nasdaq Stock Market”) or any filing necessary for the perfection of the Lien on the Collateral, neither the Borrower nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Loan Documents. (e) Except as set forth on Schedule 5(e), the execution and delivery of the Loan Documents, the performance by the Borrower of its obligations under the Loan Documents and the consummation of the transactions contemplated hereby or thereby do not and will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, (ii) the Borrower’s amended and restated certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Borrower’s amended and restated bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any of the Borrower’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including the Nasdaq Stock Market), governmental agency, arbitration panel or authority applicable to the Borrower, any of its Subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Borrower or any of its Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other material agreement or instrument to which the Borrower or any if its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound or to which any of the property or assets of the Borrower is subject.

EXECUTION COPY 13 Revolving Credit Agreement 314257220v.10 (f) None of the Borrower, any of its predecessors, any director, executive officer, other officer of the Borrower, any beneficial owner of 20% or more of the Borrower’s outstanding voting securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Borrower in any capacity is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of the Securities Act. (g) The financial statements of the Borrower included in the SEC Documents have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Borrower as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). (h) Except as set forth of Schedule 5(h), during the twelve (12) calendar months prior to the date hereof, neither the Borrower nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) had any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Borrower has not, nor, to Borrower’s Knowledge, has any of its creditors, initiated any insolvency or bankruptcy proceedings with respect to or against Borrower or its Subsidiaries. (i) Neither the Borrower nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Borrower (other than possible violations of any certificate of designation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) or the Bylaws or their organizational charter or bylaws, respectively. Neither the Borrower nor any of its Subsidiaries is in violation of any court or arbital judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Borrower or its Subsidiaries, and neither the Borrower nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the SEC Documents, the Borrower is not in violation of any of the rules, regulations or requirements of the Nasdaq Stock Market. Since December 31, 2023, (i) the Common Stock has been included for listing on the Nasdaq Stock Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Nasdaq Stock Market and (iii) except as disclosed in the SEC Documents, the Borrower has received no communication, written or oral, from the SEC or the Nasdaq Stock Market regarding the suspension or delisting of the Common Stock from the Nasdaq Stock Market. Except as set forth on Schedule 5(i), to Borrower’s Knowledge, the Borrower and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, to Borrower’s Knowledge, neither the Borrower nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such revocation or modification would not have a Material Adverse Effect. (j) To Borrower’s Knowledge, none of the Borrower, the Borrower’s Subsidiaries or any director or officer of the Borrower, or any agent, employee or other Person acting on behalf of the Borrower or any of its Subsidiaries has, in the course of its, his or her actions for, or on behalf of, the

EXECUTION COPY 14 Revolving Credit Agreement 314257220v.10 Borrower or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. (k) [Intentionally Omitted]. (l) As of the Effective Date, all of Borrower’s outstanding shares have been validly issued and are fully paid and nonassessable. Except as set forth in the SEC Documents or as set forth on Schedule 5(l): (i) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing material Indebtedness of the Borrower or any of its Subsidiaries or by which the Borrower or any of its Subsidiaries is bound; (ii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Borrower or any of its Subsidiaries. The Borrower has filed as exhibits to the SEC Documents, true, correct and complete copies of the Borrower’s Certificate of Incorporation and the Borrower’s Bylaws. (m) Except as disclosed in the SEC Documents or as set forth on Schedule 5(m), there is no material action, suit, proceeding, inquiry or investigation before or by the Nasdaq Stock Market, any court, public board, government agency, self-regulatory organization or body pending or, to Borrower’s Knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, the Common Stock or any of the Borrower’s Subsidiaries or any of the Borrower’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in each case, that could reasonably be expected to have a Material Adverse Effect. No court, administrative body or arbitral body has issued any order, judgment, decree or injunction restricting the operation of the business of the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. (n) Except as set forth on Schedule 5(n), the Borrower and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Borrower believes to be prudent and customary in the businesses in which the Borrower and its Subsidiaries are engaged. During the 12 calendar months prior to the date hereof, neither the Borrower nor any such Subsidiary has been refused any insurance coverage sought or applied for, except where such refusal would not have a Material Adverse Effect. (o) Neither the Borrower nor any of its Subsidiaries own any real property. Except as set forth on Schedule 5(o), any real property and facilities held under lease by the Borrower and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Borrower and its Subsidiaries. (p) Except as set forth on Schedule 5(p), to Borrower’s Knowledge, the Company owns, possesses or can acquire on reasonable terms sufficient trademarks, service marks, trade names, patents, copyrights (including registrations and applications for any of the foregoing), domain names, licenses, approvals, trade secrets, know how, inventions, technology and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted. To the Borrower’s Knowledge, the operation of the business of the Borrower, as now conducted, together with the Borrower’s use of the Borrower’s Intellectual Property Rights, does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party. Except as disclosed

EXECUTION COPY 15 Revolving Credit Agreement 314257220v.10 in the SEC Documents, no actions, suits, claims or proceedings have been asserted, or, to the Borrower’s Knowledge, threatened against the Borrower alleging any of the foregoing or seeking to challenge, deny or restrict the operation of the business of the Borrower. Except as disclosed in the SEC Documents, the Borrower has not received any notice of a claim of infringement, misappropriation or conflict with Intellectual Property Rights of others, except for such claims that would not, individually or the in aggregate, be reasonably expected to have a Material Adverse Effect. Except as disclosed in the SEC Documents, the Intellectual Property Rights owned by the Borrower and, to Borrower’s Knowledge, any Intellectual Property Rights licensed to the Borrower have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to Borrower’s Knowledge, threatened material action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, except for such actions, suits, proceedings, or claims that would not, individually or the in aggregate, be reasonably expected to have a Material Adverse Effect. Except as otherwise disclosed in the SEC Documents, to Borrower’s Knowledge the Borrower is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the SEC Documents, except where the failure to so disclose would not have a Material Adverse Effect. To Borrower’s Knowledge, none of the technology or intellectual property used by the Borrower in its business has been obtained or is being used by the Borrower in violation of any contractual obligation binding on the Borrower or, to the Borrower’s Knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons. The Borrower has, in all material respects, duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”), foreign patent authorities and/or international patent authorities all patent applications disclosed in the SEC Documents as owned by the Borrower (the “Borrower Patent Applications”). To Borrower’s Knowledge, the Borrower has complied with the PTO’s duty of candor and disclosure for the Borrower Patent Applications and, to Borrower’s Knowledge, has made no material misrepresentation during prosecution of the Borrower Patent Applications. The Borrower has used its commercially reasonable efforts, but in no event less than those efforts which would accord with normal industry practice, to maintain the confidentiality of the trade secrets and other confidential Intellectual Property Rights used in connection with the Borrower’s business. To Borrower’s Knowledge, except as would not reasonably be expected to have a Material Adverse Effect, all material trade secrets used in connection with the Borrower’s business are valid and protectable. Furthermore, except as disclosed in Schedule 5(p) or as disclosed in the SEC Documents, to Borrower’s Knowledge,(i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property Rights used in connection with the business of the Borrower by any person; (ii) no employee, independent contractor or agent of the Borrower has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of the Borrower; (iii) no third party is using or has been granted any rights to use any trade secret or other confidential Intellectual Property Rights material to the business of the Borrower; and (iv) no employee, independent contractor or agent of the Borrower is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property Rights, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (q) Except as set forth on Schedule 5(q), to Borrower’s Knowledge, the Borrower and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any

EXECUTION COPY 16 Revolving Credit Agreement 314257220v.10 such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. (r) Except as set forth in the SEC Documents, the Borrower maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Documents, the Borrower maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Borrower in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Borrower in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Borrower’s management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. (s) The Borrower is not an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended. (t) Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or as set forth on Schedule 5(t), to Borrower’s Knowledge, the Borrower and its Subsidiaries each (i) has made or filed all federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject and (ii) has paid all taxes and other governmental assessments and charges, fines or penalties that are material in amount, shown or determined to be due on such returns, reports and declarations. (u) Except as disclosed in the SEC Documents or set forth on Schedule 5(u), none of the officers or directors of the Borrower or any Subsidiary and, to the Borrower’s Knowledge, none of the employees of the Borrower or any Subsidiary is presently a party to any transaction with the Borrower or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to Borrower’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is

EXECUTION COPY 17 Revolving Credit Agreement 314257220v.10 an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Borrower or a Subsidiary, (iii) other employee benefits, including stock option agreements under any stock option plan of the Borrower, and (iv) the October 18 Loan and October 21 Loan. (v) The Equipment that is Collateral as of the date hereof consists in all material respects of items of a quality and quantity usable in the ordinary course of Borrower’s business, ordinary wear and tear excepted. In connection with the making of the Initial Advance, Borrower provided Lender with documentation setting forth Borrower’s valuation of the Equipment that is Collateral, including the Borrower’s cost basis in the Equipment that is Collateral, determined by Borrower in accordance with generally accepted accounting principles, together with Borrower’s good faith reasonable estimate of the liquidation market value of the Equipment that is Collateral. (w) Borrower has a good faith reasonable expectation that an amount equal to fifty- seven percent (57%) ($5,500,000) of the cash proceeds in the LC Collateral Account shall be released to the Borrower within ninety (90) days from the date hereof. 6. COVENANTS REGARDING COLLATERAL. The Borrower hereby covenants and agrees with the Lender that, as to the Collateral, Borrower will, throughout the term of this Agreement: (a) Use the Collateral only in the ordinary course of its business and will use its commercially reasonable efforts to not permit the Collateral to be used in violation of any applicable law or policy of insurance in any material respect. (b) As agent for Lender and any other Secured Party, defend the Collateral against all claims and demands of all Persons, except for the following permitted liens: (i) liens securing any of the Obligations; (ii) liens for taxes or assessments or other governmental charges or levies if not yet due and payable, or if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained; (iii) liens existing at the time of the execution of this Agreement and disclosed to the Lender in writing; (iv) inchoate mechanic’s, materialmen’s, or other liens otherwise arising by operation of law; (v) any Lien on the LC Collateral Account securing the Borrower’s obligations to Silicon Valley Bank, as the issuing bank, in connection with the SVB Letter of Credit, and (vi) any pledge of the LC Collateral Account to [***] as security for CTI Sub’s obligations as tenant under the Bentonville Lease (each of the foregoing, a “Permitted Lien”). (c) At Lender’s request, obtain and deliver to Lender such third party waivers as Lender may require, including, without limitation, landlord waivers. (d) At Lender’s request, promptly deliver to Lender all Instruments or documents of title which are Collateral in tangible form, appropriately endorsed to Lender’s order. (e) Not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber any Collateral or any interest therein, except for Permitted Liens. (f) Not, except as otherwise provided herein, allow any Equipment to become an accession to or part of, any property of any other Person; nor allow any tangible Collateral to become a fixture except as otherwise approved by Lender.

EXECUTION COPY 18 Revolving Credit Agreement 314257220v.10 (g) Notify Lender promptly (and no later than one (1) Business Day) of any material loss or damage to, or material diminution in, or any occurrence which would materially adversely affect, the value of any Collateral. (h) The Borrower shall (i) maintain the LC Collateral Account in accordance with the terms and conditions of the Account Pledge and Security Agreement, and (ii) within thirty (30) days of the Effective Date, deliver to Lender the Pledged Account Control Agreement with respect to the LC Collateral Account. 7. OTHER COVENANTS. The Borrower hereby covenants and agrees with the Lender that it will, throughout the term of this Agreement: (a) (i) Continue to remain in and operate substantially the same line of business in which it is presently engaged; (ii) not suspend transaction of its usual business; (iii) conduct its business in an orderly, efficient and customary manner and in compliance in all material respects with the quarterly budgets submitted to the Lender, except as would not reasonably be expected to result in a Material Adverse Effect; (iv) comply with all laws, ordinances, rules, regulations and requirements and shall maintain its business, properties and assets necessary to conduct its business in compliance with all applicable governmental laws, ordinances, approvals, rules, regulations and requirements, including without limitation, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, and the rules and regulations promulgated thereunder, except as would not reasonably be expected to result in a Material Adverse Effect; and (v) not remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate, pledge or otherwise dispose of any part of its properties and assets necessary for the continuance of its business, as presently conducted and as presently contemplated, other than in the normal course of its business. (b) Keep and maintain complete and accurate books and records in accordance with generally accepted accounting principles consistently applied, reflecting all of the financial affairs of the Borrower. The Borrower shall permit representatives of the Lender, upon reasonable prior notice and at no cost or expense to the Borrower, to examine and audit the Borrower’s (and its parent’s and its subsidiaries’) books and records, to inspect and examine the Collateral, to verify and discuss the Borrower’s financial condition and the contents of the Borrower’s financial statements with the Borrower’s accountants. (c) Not transfer, lease, convey or encumber in any way the Collateral or any part thereof or any interest therein without the prior written consent of the Lender except (i) the for the imposition of Permitted Liens, and (ii) as otherwise permitted in the Loan Documents (it being understood that the Lender shall have the right to approve or deny such request, in its sole discretion). (d) Not merge into, consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (now owned or hereafter acquired) to any Person, without the prior written consent of the Lender. (e) Furnish to the Lender, with each set of Financial Statements required to be delivered to the Lender pursuant to Section 8 hereof a compliance certificate signed by the Borrower’s chief financial officer certifying that: (i) none of the covenants of the Borrower contained in this Agreement or any other Loan Document has been breached in any material respect; and (ii) to its knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default. In addition, the Borrower shall promptly notify the Lender of the occurrence of any default, Event of Default, or adverse litigation which could reasonably be expected to have a material effect on the Borrower. The Borrower shall also furnish to the Lender such other information respecting the operations of the Borrower as the Lender may from time to time reasonably request.

EXECUTION COPY 19 Revolving Credit Agreement 314257220v.10 (f) Not substitute any Collateral without the prior written consent of the Lender. (g) Operate its business, conduct its operations, and pay its expenses in a manner consistent with the Budget. 8. BOOKS AND RECORDS; FINANCIAL STATEMENTS. (a) During the term of the Loan, the Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles consistently applied and shall furnish or cause to be furnished to the Lender, all in form and substance acceptable to the Lender: (i) Within sixty (60) days after the end of each fiscal quarter ending March 31, June 30, September 30, and December 31, a completed Borrowing Base Certificate in the form attached hereto as Exhibit B (a “Borrowing Base Certificate”). Borrower shall attach the following to each Borrowing Base Certificate, which shall be certified by the chief financial officer or president of Borrower to be accurate and complete and in compliance with the terms of the Loan Documents: (i) a report demonstrating (in form reasonably acceptable to Lender) and certifying that, as at the end of the applicable period, each Borrower is in full compliance with all affirmative, negative and financial covenants set forth herein and in each other Loan Document, and (ii) any other report as Lender may from time to time require in its reasonable discretion, each prepared with respect to such periods and with respect to such information and reporting as Lender may require. Notwithstanding the foregoing, a Borrower shall not be required to provide a Borrowing Base Certificate within fifteen (15) days after the end of any month where there has been no change to the Borrowing Base Certificate delivered by such Borrower for the previous monthly reporting period. (ii) Within fifteen (15) days of each calendar month, an updated sources and uses of Revolver Loan proceeds through fiscal year 2025, together with an updated budget and such additional information as the Lender may reasonably request. (b) The Lender shall have the right to inspect and make copies of the Borrower’s books, records and income tax returns, upon reasonable prior notice and at no material cost or expense to the Borrower. 9. NEGATIVE COVENANTS. The Borrower shall comply with each of the following financial covenants: (a) The Borrower shall not enter into any covenant or other agreement that prevents it or could prevent it in the future from pledging, granting a security interest in, mortgaging, assigning, encumbering or otherwise creating a lien on any of its property (whether real or personal, tangible or intangible, and now owned or hereafter acquired) in favor of the Lender or any other Secured Party, or that would be breached if the Borrower were to pledge, grant a security interest in, mortgage, assign, encumber or otherwise create a lien on any of its property (whether real or personal, tangible or intangible, and now owned or hereafter acquired) in favor of the Lender or any other Secured Party. (b) The Borrower shall not make any loans or advances to any other Person, including without limitation, officers, directors, shareholders, principals, partners or Affiliates of the Borrower; provided that Borrower may make inter-company loans to its Subsidiaries in a manner consistent with past practices.

EXECUTION COPY 20 Revolving Credit Agreement 314257220v.10 (c) Other than Borrower’s existing ATM and PPA loan facilities as described in the SEC Documents, the Borrower shall not create, incur or assume any indebtedness for borrowed money other than existing indebtedness previously disclosed to and approved by the Lender. (d) The Borrower shall not assume, guarantee, endorse or otherwise become directly or contingently liable for any material obligations of any other Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and for lease and commercial contract guaranties approved in writing by the Lender. (e) Except for Permitted Liens, the Borrower shall not pledge, grant a security interest in, mortgage, assign, encumber or otherwise create a lien on any of its (i) Intellectual Property Rights, or (ii) Equipment (to the extent not pledged to Lender as of the date hereof), in each case whether now owned or hereafter acquired, unless in favor of the Lender or any other Secured Party. 10. INDEMNIFICATION. (a) The Borrower hereby indemnifies and agrees to protect, defend and hold harmless the Lender, any entity which “controls” the Lender within the meaning of Section 15 of the Securities Act of 1933, as amended, or is under common control with the Lender, and any member, officer, director, official, agent, employee or attorney of the Lender, and their respective heirs, administrators, executors, successors and assigns (collectively, the “Indemnified Parties”), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including attorneys’ fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (i) disputes on account of any act or omission to act by the Lender in connection with the Collateral; (ii) any untrue statement of a material fact contained in information submitted to the Lender by the Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (iii) the failure of the Borrower to perform any Obligations required to be performed by the Borrower; and (iv) the ownership, operation, use or maintenance of Collateral. Notwithstanding anything to the contrary contained herein, Borrower’s indemnification obligations hereunder shall not extend to any claim or demand arising as a result of any action or inaction by Borrower taken (or not taken) (1) unilaterally by Mr. Aquila, in his capacity as CEO of the Borrower, or (2) at the express written direction of Mr. Aquila, in his capacity as CEO of the Borrower, unless such direction is given by Mr. Aquila in compliance with a directive of the Borrower’s Board of Directors as to which Mr. Aquila has expressed his opposition, either by a vote against such directive, or a written objection. (b) In case any action shall be brought against the Lender or any other Indemnified Party in respect to which indemnity may be sought against the Borrower, the Lender or such other Indemnified Party shall promptly notify the Borrower and the Borrower shall assume the defense thereof, including the employment of counsel selected by the Borrower and reasonably satisfactory to the Lender, the payment of all costs and expenses and the right to negotiate and consent to settlement. The failure of the Lender to so notify the Borrower shall not relieve the Borrower of any liability it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to the Lender or any of the other Indemnified Parties. The Lender shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at the Borrower’s sole cost and expense. The Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with the Borrower’s consent, or if there be a final judgment for the claimant in any such action,

EXECUTION COPY 21 Revolving Credit Agreement 314257220v.10 the Borrower agrees to indemnify and save harmless the Lender from and against any loss or liability by reason of such settlement or judgment. (c) The provisions of this Section 10 shall survive the repayment or other satisfaction of the Loan. 11. INSURANCE REQUIREMENTS. The Borrower shall maintain insurance coverage consistent with market practice of business in the same industry and of similar size and financial condition, or otherwise as may reasonably be required by the Lender. All insurance policies required by this Agreement shall be (i) issued by companies which shall have an A.M. Best Rating Guide Stability Rating of A- or better, and a Financial Rating of VI or better, (ii) on forms, in amounts and with deductibles, all of which are acceptable to the Lender and (iii) maintained throughout the term of the Loan, without cost to the Lender. All policies shall be deposited with the Lender (if required by the Lender), and shall contain such provisions as the Lender deems necessary or desirable to protect its interest, including, without limitation, a provision that such policy shall not be cancelled, altered or in any way limited in coverage or reduced in amount unless the Lender is given thirty (30) days prior written notice or ten (10) days prior written notice of non-payment of premium. To the extent the Borrower is unable to finance any such insurance policy, all insurance policies provided for herein shall be fully paid for and nonassessable. 12. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default (an “Event of Default”) hereunder: (a) The Borrower shall fail to make any payment required under any of the Loan Documents within three (3) business days of the date when due, subject to any notice and cure periods, if any, provided herein and therein; (b) The Borrower shall fail to perform any of the Obligations or comply with any of the covenants, conditions or terms applicable to Borrower under any of the Loan Documents other than those Obligations, covenants, conditions or terms relating to payment, and such failure shall not be cured within thirty (30) days after notice thereof to the Borrower; provided, however, if (i) the Event of Default is of a nature that cannot, using due diligence, be cured within the notice and cure periods, if any, provided in such Loan Document and (ii) Borrower is diligently proceeding in good faith to cure such failure, then Borrower may be entitled to an extension of the cure period, not to exceed thirty (30) days, upon written request to Lender; (c) Any statement, representation or warranty made by the Borrower in any Loan Document, Advance Request, certificate, report, financial statement, other instrument or document furnished to the Lender or otherwise made by the Borrower in connection with the Loan shall be false in any material respect as of the date when made; (d) If any judgment (or judgments) is recovered against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.00 (unless covered by insurance), which judgment shall remain unstayed or unvacated for a period of ten (10) consecutive days, or that, in the opinion of the Lender, adversely and materially affects the credit standing or financial condition of the Borrower, unless the Borrower shall deposit with the Lender a bond or other security acceptable to the Lender to insure the payment of all Obligations or the said judgment; (e) Loss, theft, damage or destruction of any material portion of the tangible Collateral as to which insurance proceeds are not remitted to the Lender within thirty (30) days of the loss or for which there is either no insurance coverage or for which, in the reasonable opinion of the Lender, there is insufficient insurance coverage;

EXECUTION COPY 22 Revolving Credit Agreement 314257220v.10 (f) If (i) the Borrower shall make a general assignment for the benefit of creditors; (ii) the Borrower files a petition, answer or consent seeking relief, or a court of competent jurisdiction enters a decree or order for relief, under Title 11 of the United States Code as now constituted or as hereafter amended (the “Bankruptcy Code”) or under any other applicable Federal or state bankruptcy law or other similar law; (iii) a petition or proceeding for bankruptcy or for reorganization shall be filed against the Borrower and remains unstayed for 90 calendar days, or if the Borrower consents to the institution of proceedings thereunder or to the filing of any such petition; (iv) the Borrower consents to, or a court of competent jurisdiction enters a decree or order directing, the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, or any substantial part of its properties or of the Collateral; or (v) a court of competent jurisdiction decrees or orders the winding up or liquidation of the affairs of the Borrower; (g) The attachment, seizure, execution or levy upon any asset of the Borrower in possession or control of the Lender, including, but not limited to, any account balance of the Borrower, or any asset or property pledged to the Lender as Collateral by the Borrower, in each case which could have a Material Adverse Effect. (h) If the Borrower is in default under any mortgage or security agreement covering any material part of the Collateral, whether it be superior or junior in lien to the Security Agreement; (i) If the Collateral, any material part thereof or any interest therein becomes subject to any mortgage, lien, security interest, encumbrance, attachment, levy, distraint or other judicial process of any kind, other than a Permitted Lien; provided, however, (i) if the Collateral becomes subject to any lien, Borrower shall be granted thirty (30) days from the filing thereof to discharge such lien by payment, bonding in an amount satisfactory to the Lender or otherwise, as approved by the Lender; and (ii) if there shall occur the entry of any judgment, issuance of any garnishment, attachment or distraint, the filing of any lien or of any government attachment against the Collateral, no Event of Default shall be deemed to occur hereunder until any such entry, issuance, attachment or filing shall have continued unstayed and in effect for a period of thirty (30) consecutive days; (j) If a writ of execution or attachment or any similar process shall be issued or levied against all or any material part of or interest in any of the properties or assets of the Borrower or any judgment involving monetary damages shall be entered against the Borrower or which shall become a lien on the Borrower’s properties or assets or any portion thereof or interest therein and an appeal is not taken and actively prosecuted on such judgment within thirty (30) days of its entry, or such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy; (k) If the Borrower fails to cure promptly any violation of laws or ordinances affecting the Collateral, in each case which the failure to so cure could have a Material Adverse Effect. (l) The termination or dissolution by the Borrower, or the cessation of doing business by the Borrower; (m) If the Borrower or any Subsidiary is in default under any agreement to which Borrower and/or any Subsidiary is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in excess of $1,000,000.00 or which could have a Material Adverse Effect.

EXECUTION COPY 23 Revolving Credit Agreement 314257220v.10 (n) If, within thirty (30) days of the date of this Agreement, the Security Agreement and/or Account Pledge and Security Agreement shall not create or remain as a valid first lien on the Collateral securing the Obligations, satisfactory to the Lender; (o) The loss of any governmental license or permit needed for the operation of the business of Borrower, which could have a Material Adverse Effect. (p) If any taxes, assessments, or other governmental impositions are not paid when the same becomes due and payable, which could have a Material Adverse Effect. (q) If any of the insurance policies required under the Loan Documents are not kept in full force and effect, or if any of such policies are not assigned and delivered to the Lender upon request, which could have a Material Adverse Effect. (r) If any amendment to or termination of a financing statement naming Borrower as debtor and Lender as creditor, or any correction statement with respect thereto (each of the foregoing, being a “UCC Modification”), is filed in any jurisdiction by any party other than Lender or its counsel without the prior written consent of Lender. (s) If there occurs any event which affects (i) the business or financial conditions of the Borrower; (ii) the ability of the Borrower to perform any of its Obligations; or (iii) the operations or value of the Collateral or the Lender’s security therein, in each case which could have a Material Adverse Effect. Notwithstanding anything to the contrary contained herein, in the event that any of the circumstances contemplated by Section 12(a) through Section 12(s) occur, but are caused by, or arise as a result of (i) the Lender’s refusal to provide an additional Advance in violation of this Agreement, or (ii) action taken (or not taken), (A) unilaterally by Mr. Aquila, in his capacity as CEO of the Borrower, or (B) by Borrower at the written direction of Mr. Aquila in his capacity as CEO of the Borrower, unless such direction is given by Mr. Aquila in compliance with a directive of the Borrower’s Board of Directors as to which Mr. Aquila has expressed his opposition, either by a vote against such directive, or a written objection, then no Event of Default shall be deemed to have occurred hereunder, solely with respect to such action or inaction by Lender, Mr. Aquila or the Borrower. 13. REMEDIES UPON DEFAULT. If an Event of Default shall occur, the Lender, in its sole and exclusive discretion, may refuse to make any further Advances or other extensions of credit to Borrower and may terminate Lender’s commitment to make the Loan. Thereupon, the Lender, in its sole and exclusive discretion, may declare the Loan and all other Obligations immediately due and payable and may pursue such rights and remedies as are set forth in the Note, this Agreement, the Security Agreement or any of the Loan Documents, and may also: (a) Without notice (such notice being expressly waived by the Borrower), set off and apply any and all deposits (general and special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower and/ against any and all of the Obligations now or hereafter existing, whether or not the Lender or any other Secured Party shall have made any demand under this Agreement or the Note or any other Loan Document; (b) Require the Borrower to assemble all Collateral and make the same available to the Lender at a designated reasonably convenient place, or to permit the Lender to enter upon the Oklahoma

EXECUTION COPY 24 Revolving Credit Agreement 314257220v.10 Property to take actual or constructive possession of the Collateral and to conduct any public or private sale of the Collateral at such Oklahoma Property, all of which the Borrower hereby expressly authorize; (c) Exercise and resort to any and all of the rights and remedies provided by the laws of the State of New York or any other jurisdiction in which any right or remedy of the Lender may be exercised, including but not limited to, all rights and remedies of a secured party upon default as set forth in the UCC; and (d) Exercise and resort to any and all of the rights and remedies set forth in the Loan Documents or as set forth in any other agreement, instrument or document between the Borrower and the Lender. 14. TREATMENT OF CERTAIN PAYMENTS. If an Event of Default shall occur, all payments made by the Borrower to Lender after any or all of the Obligations under this Agreement have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows: first, towards any fees, indemnities or expense reimbursements then due hereunder to the Lender; second, towards any interest and fees then due and payable hereunder and under the Note; third, towards payment of principal of the Loan hereunder and under the Note; fourth, towards payment of all other Obligations then due and payable; and fifth, the balance, if any, after all Obligations have been paid in full, in cash, for the account of and paid to the Borrower or to whomsoever shall be lawfully entitled thereto. In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category; (ii) the Lender or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied. 16. NOTICES. All notices or other communications required or otherwise given pursuant to this Agreement shall be in writing and shall be (a) personally delivered, (b) delivered by overnight courier, (c) mailed by registered or certified mail, postage prepaid, with return receipt requested or (d) emailed, provided such email is followed by a hard copy sent by one of the methods set forth in (a) through (c) within three (3) business days of the date of the email, addressed as follows: If to the Borrower: Canoo Inc. 15520 Highway 114 Suite 2C Justin, Texas 76247 Attention: Sean Yan, General Counsel Email: [***] With a copy to: Paul Hastings LLP 200 Park Avenue

EXECUTION COPY 25 Revolving Credit Agreement 314257220v.10 New York, NY 10166 Attention: John F. Storz, Esq. Email: johnstorz@paulhastings.com If to the Lender: AFV Management Advisors, LLC 2126 Hamilton Road, Suite 260 Argyle, Texas 76226 Attention: Tony Aquila Email: [***] With a copy to: Seyfarth Shaw LLP 620 Eighth Avenue New York, New York 10018-1405 Attention: David Warburg Email: DWarburg@seyfarth.com Any notice or other communication given hereunder shall be deemed to have been given or delivered, if personally delivered or emailed (provided an accompanying hard copy is sent pursuant to the terms of this Section 16), upon delivery, if sent by overnight courier, on the first business day of the Lender after being sent, and if sent by mail, on the third business day of the Lender after mailing. Each party shall be entitled to rely on all communications which purport to be given on behalf of any other party hereto and purport to be signed by an authorized signatory of such party or the above indicated attorneys. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed. Notwithstanding anything set forth in this Section 16 to the contrary, the failure of Lender to send a courtesy copy of any notice to Borrower’s counsel shall not be deemed a breach hereof and Lender shall bear no liability for such failure and such failure shall not negate any notice sufficiently given to the Borrower as provided herein. 17. ASSIGNMENT. The Borrower may not assign any of its obligations hereunder or under any Loan Document to any person without the prior written consent of the Lender in its sole and abolute discretion. The Lender may, without notice to or consent of the Borrower, or any other person, sell, assign, grant a participation in or otherwise dispose of all or any portion of the Revolver Loans, this Agreement and the Loan Documents to an Affiliate of Lender; provided, however, from and after the Termination Date, or the occurrence and continuance of an Event of Default, Lender may, without notice to or consent of the Borrower, or any other person, sell, assign, grant a participation in or otherwise dispose of all or any portion of the Revolver Loans, this Agreement and the Loan Documents to any third party without restriction. In connection with any such sale, assignment, participation, or transfer, the Lender may disclose to a prospective purchaser, assignee, participant or transferee, any information possessed by the Lender relating to the Borrower, the Loan and the Collateral securing same. 18. WAIVERS; AMENDMENTS. Any term, covenant, agreement or condition of this Agreement or any other Loan Document may be amended or waived if such amendment or waiver is in

EXECUTION COPY 26 Revolving Credit Agreement 314257220v.10 writing and is signed by Borrower and Lender. No failure or delay by Lender in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. A waiver or consent given hereunder shall be effective only if in writing and in the specific instance and for the specific purpose for which given. 19. NO THIRD PARTY RIGHTS. Nothing expressed in or to be implied from this Agreement or any other Loan Document is intended, or shall be construed, to give any Person any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any other Loan Document, other than (a) the parties hereto and thereto and their permitted successors and assigns, and (b) the Indemnified Parties and the other Secured Parties which are not party hereto but are intended third party beneficiaries of this Agreement. 20. PARTIAL INVALIDITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any other Loan Document shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement or other Loan Document shall in no way affect the validity or enforceability of the other provisions of this Agreement and the other Loan Documents, and the provision held to be invalid shall be enforced to the fullest extent permitted by law; provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement or the other Loan Documents, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement. 21. GOVERNING LAW. This Agreement and each of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules, except insofar as the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority and enforcement of security interests in the Collateral. 22. JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally: (a) consents to the jurisdiction of the courts of the State of New York or any Federal court sitting therein in any actions, suits, or proceedings arising out of or in connection with this Agreement or any of the Loan Documents (although this covenant shall not preclude an action on this Agreement or any of the Loan Documents by the Lender in any other appropriate jurisdiction); (b) waives any objection which the Borrower may now or hereafter have to the laying of venue of any of the aforesaid actions, suits, or proceedings arising out of or in connection with this Agreement or the Loan Documents brought in any of the aforesaid courts; (c) waives the right to plead or claim that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum; and (d) waives the requirements of personal service in connection with any actions, suits, proceedings arising out of or in connection with this Agreement or any of the Loan Documents, and consents that all service of process may be made to the Borrower at the address of the Borrower set forth above in Section 16 of this Agreement. 23. CONSTRUCTION. Each of this Agreement and the other Loan Documents is the result of negotiations among, and has been reviewed by, Borrower, Lender and their respective counsel.

EXECUTION COPY 27 Revolving Credit Agreement 314257220v.10 Accordingly, this Agreement and the other Loan Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. 24. ENTIRE AGREEMENT. This Agreement and the other Loan Documents, taken together, constitute and contain the entire agreement of Borrower and Lender with respect to the subject matter hereby and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof. 25. MISCELLANEOUS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, the other Secured Parties and their respective heirs, personal representatives, successors and permitted assigns. Notwithstanding the foregoing, the Borrower, without the prior written consent of the Lender in each instance, may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and Obligations hereunder, including, but not limited to performance of and compliance with conditions hereof and any attempted assignment shall be null and void. (b) THE BORROWER WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT OR THE NOTE OR ANY INSTRUMENT OR DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. (c) Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender or the holder of the Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. (d) The Borrower shall, at the cost of the Borrower, and without expense to the Lender, do, execute, acknowledge and deliver all and every such further agreements, instruments, acts, mortgages, assignments, security agreements, transfers and assurances as the Lender shall, from time to time, reasonably require for the better assuring, granting, securing, conveying, assigning, transferring and confirming unto the Lender the property and rights given, granted, mortgaged, conveyed, confirmed, pledged, assigned and hypothecated to the Lender under this Credit Agreement and any other Loan Document or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to transfer, grant or assign to the Lender, or for carrying out the intention or facilitating the performance of the terms of this Credit Agreement and the other Loan Documents or for filing, registering or recording any Loan Document. The Borrower, on demand, shall execute and deliver and hereby authorizes the Lender to execute in the name of the Borrower one or more financing statements or other instruments to evidence more effectively the security interest of the Lender in the Collateral. The Borrower grants to the Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Lender at law and in equity. (e) The Borrower agrees to pay or reimburse the Lender for all its reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of attorneys for the Lender) incurred in connection with: (i) the enforcement or preservation of any rights under this Credit Agreement or the Note or any other Loan Document or any other instrument or agreement entered into in connection with the Loan; (ii) any claim or action threatened, made or brought against the Lender arising out of or relating to any extent to this Agreement, the Note, the other Loan Documents or the Loan; (iii) the perfection

EXECUTION COPY 28 Revolving Credit Agreement 314257220v.10 of any security interest in the Collateral or in the maintenance of the Collateral; (iv) any amendment or modification of any Loan Document; (v) the payment of any tax assessment, recording fee or similar charge; (vi) any waiver of any right of the Lender under any Loan Document; (vii) any appraisal fees; and (viii) the reasonable fees and disbursements of any counsel to the Lender incurred from time to time in connection with the transactions contemplated by this Credit Agreement. 26. COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (and by electronic means, including .pdf), each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument. [Signatures to follow on next page]

EXECUTION COPY 29 Revolving Credit Agreement 314257220v.10 IN WITNESS WHEREOF, the parties have executed this Credit Agreement as of the day and year first above written. LENDER: AFV Management Advisors, LLC, a Delaware limited liability company By: /s/Lori McCutcheon Name: Lori McCutcheon Title: Vice President BORROWER: Canoo Inc., a Delaware corporation By: /s/Kunal Bhalla Name: Kunal Bhalla Title: CFO

Signature Page to Grid Promissory Note 314269184v.2 EXHIBIT A SECURED GRID PROMISSORY NOTE Principal Amount: Up to $12,000,000.00 Issue Date: November __, 2024 For value received, Canoo Inc., a Delaware corporation (the “Maker”) promises to pay to the order of AFV Management Advisors, LLC, a Delaware limited liability company (together with its successors and assigns who become holders of this Note, the “Lender”) the aggregate unpaid principal amount of all advances made hereunder from time to time, together with any and all interest accrued on the outstanding principal amount hereof, at the interest rate hereinafter specified. Payments shall be made in lawful money of the United States of America in immediately available funds. Upon request by Maker, Lender may make loans to Maker from time to time (each being an “Advance”) in accordance with the terms of the Revolving Credit Agreement of even date herewith (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and between Maker and the Lender up to the maximum principal amount of $12,000,000.00. Advances shall be used by Maker for the purpose of financing Maker’s working capital, operating expenses and general business needs, or as otherwise permitted pursuant to the Credit Agreement. Capitalized term used but not defined herein shall have the meanings given such terms in the Credit Agreement. 1. Definitions. As used in this Note, the following terms shall have the following meanings: (a) “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close in New York, New York. (b) “Maturity Date” means November 5, 2025. 2. Advances. Requests for Advances shall be given in accordance with the terms of the Credit Agreement. The date and amount of each Advance and each payment (if any) on account of principal thereof may be endorsed by Lender on the grid attached to and made a part of this Note, and when so endorsed shall represent evidence thereof binding upon Maker in the absence of manifest error. Any failure by Lender to so endorse shall in no way mitigate or discharge the obligation of Maker to repay any Advances actually made. Lender shall provide to Maker on request from time to time copies of the grid attached to this Note showing all endorsements thereto at the time of each such request. The unpaid principal balance of this Note at any time shall be the total amount of all Advances made by Lender to Maker, less the total amount of principal payments, if any, made hereon by Maker (the “Unpaid Principal Amount”). 3. Interest. The unpaid principal amount of each Advance outstanding from time to time shall bear interest at a rate equal to the Index, plus the Margin, as more particularly set forth in the Credit Agreement. Interest shall be computed on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue and be due and payable with the Unpaid Principal Amount on the Maturity Date (as defined below), subject to earlier payment pursuant to Section 5 below. In no event shall the interest charged or paid hereunder exceed the maximum amount permitted by applicable law. 4. Repayment. (a) Interest shall be payable monthly as more particularly set forth in the Credit Agreement. Subject to acceleration or prepayment as provided herein, the outstanding principal amount of this Note and remaining unpaid accrued interest shall be fully due and payable in cash on the Maturity Date.

EXECUTION COPY 314269184v.2 (b) Payments. All payments of principal and/or interest under this Note shall be made by wire transfer of immediately available funds to the account designated by the Lender in a written notice to the Maker, or in such other manner or to such other persons or entities as may be designated in a written notice to the Maker signed by the Lender. 5. Voluntary Prepayment. The Maker shall have the right at any time, to prepay this Note in whole or in part without penalty or premium. 6. Application of Payments. Payments on this Note shall be applied first to accrued interest and thereafter to the outstanding principal balance hereof. 7. Representations and Warranties. As of the date of this Note, the Maker represents and warrants to the Lender that: (a) The Maker is a corporation and has all requisite corporate power and authority to enter into this Note and to perform its obligations hereunder. (b) This Note constitutes the valid and legally binding obligations of the Maker, enforceable against the Maker in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. 8. Events of Default and Remedies. (a) Events of Default. For purposes of this Note, “Event of Default” shall mean any of the following events or occurrences: (i) the failure by the Maker to pay any principal, interest or other amount owing under this Note when due under this Note which is not timely cured pursuant to subsection (ii) below; (ii) a breach or default shall occur in the observance or performance by the Maker of any covenant or agreement contained in this Note, which default is not cured and continues for a period of thirty (30) days after the Maker receives written notice specifying the default from the Lender if such default is capable of being cured by the Maker; (iii) any Event of Default under the Credit Agreement; or (iv) the Maker shall (i) make a general assignment for the benefit of its creditors, (ii) admit in writing its inability generally to pay its debts as they become due (other than unsecured trade accounts payable in the ordinary course of business), (iii) file a voluntary case or petition in bankruptcy, (iv) file a petition or answer seeking for itself any arrangement or similar relief under any present or future applicable bankruptcy or similar law pertinent to such circumstances, (v) file any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against the

EXECUTION COPY 314269184v.2 Maker, (vi) seek or consent to, or acquiesce in, the appointment of any trustee or receiver of the Maker, (vii) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days, the appointment, without the consent or acquiescence of the Maker, of any trustee or receiver thereof or of all or any substantial part of the assets and properties of the Maker without such appointment being vacated, or (viii) take any action to authorize any of the foregoing. (b) Remedies. (i) Action in Bankruptcy. If any Event of Default described in Section 8(a) (iv) shall occur, the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, shall automatically become immediately due and payable, without notice, demand or presentment. (ii) Action if Other Event of Default. If any Event of Default described in Sections 8(a)(i) through 8(a)(iii) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may, by written notice to the Maker, declare all or any portion of the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, immediately due and payable, without further notice, demand or presentment. (iii) Other Rights and Remedies. In addition to the foregoing and subject to the limitations set forth herein, upon the occurrence of an Event of Default, the Lender shall be entitled to exercise such other rights and remedies available to the Lender at law or in equity. 9. Successors and Assigns. Subject to the restrictions on transfer described in the following sentence, the provisions of this Note shall inure to the benefit of and be binding on any successor to the parties. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by either party without the prior written consent of the other party. 10. Waiver; Enforcement Costs. The Maker waives notice of dishonor, protest and notice of protest of this Note, and shall pay all reasonable costs of enforcement and collection when incurred by the Lender, including, without limitation, reasonable attorneys’ fees, costs and other expenses. 11. Governing Law. This Note and any controversy arising out of or relating to this Note shall be governed by and construed in accordance with the internal laws of State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. 12. Dispute Resolution. Any legal suit, action, or proceeding arising out of or relating to this Note or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such legal suit, action, or proceeding. The parties agree not to commence any suit, action or other

EXECUTION COPY 314269184v.2 proceeding arising out of or based upon this Note except in the above-named courts and hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court. 13. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. 14. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. 15. Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All notices and other communications shall be sent to (i) the Maker at its address specified on the signature page hereto and (ii) the Lender at its address specified on the signature page hereto, or to such address as subsequently modified by written notice given in accordance with this Section 15. 16. Amendments and Waivers. Any term of this Note may be amended, modified or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Maker and the Lender. 17. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Note, upon any breach or default of any other party to this Note, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Note, or any waiver on the part of

EXECUTION COPY 314269184v.2 any party of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in such writing. 18. Remedies Cumulative. All remedies, either under this Note or by law or otherwise afforded to the Lender, shall be cumulative and not alternative. 19. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. 20. Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and thereof, and any other written or oral agreement relating to the subject matter hereof or thereof existing between the parties is expressly canceled. 21. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note. 22. Use of Proceeds. Maker shall use the proceeds of this Note for working capital or other mutually agreed-upon purposes. [Signature Pages Follow]

Revolving Credit Agreement 314257220v.10 IN WITNESS WHEREOF, the Maker has issued this Note as of the Issue Date written above. MAKER: Canoo Inc., a Delaware corporation By:___________________ Name: Title: